                                 $600,000,000

                           USA WASTE SERVICES, INC.

              6-1/8% MANDATORILY TENDERED SENIOR NOTES DUE 2011

                            UNDERWRITING AGREEMENT


                                                                  July 14, 1998



DONALDSON, LUFKIN & JENRETTE
 SECURITIES CORPORATION
J.P. MORGAN SECURITIES INC.
BANCAMERICA ROBERTSON STEPHENS
CHASE SECURITIES INC.
DEUTSCHE BANK SECURITIES
c/o Donaldson, Lufkin & Jenrette
 Securities Corporation
277 Park Avenue
New York, New York 10172

Dear Sirs:

       USA Waste Services, Inc., a Delaware corporation (the "Company"), proposes to issue and sell $600,000,000 principal amount of its 6-1/8% Mandatorily Tendered Senior Notes due 2011 (the "Securities"), to the several underwriters named in Schedule I hereto (the "Underwriters"). The Securities are to be issued pursuant to the provisions of an indenture (the "Senior Indenture") dated as of September 10, 1997 between the Company and Chase Bank of Texas, National Association, as trustee (the "Trustee"). The Securities are also subject to a Remarketing Agreement dated as of July 17, 1998 between the Company and J.P. Morgan Securities, Inc. (the "Remarketing Agreement"). The terms of the Securities are set forth in resolutions of the Pricing Committee of the Board of Directors of the Company dated as of the date hereof (the "Resolutions").

       1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively called the "Act"), a registration statement on Form S-3 (Registration No. 333-52197), including a prospectus relating to the Securities, which may be amended. The registration statement as amended at the time when it became effective, including all documents or information incorporated or deemed to be incorporated by reference therein is referred to as the "Registration Statement"; and the prospectus in the form first used to confirm sales of Securities, (including (a) the information contained in any prospectus supplement relating to the Securities or deemed to be part of the Registration Statement at effectiveness pursuant to Rule 430A or Rule 434 of the Act, and (b) any documents or information incorporated or deemed to be incorporated by reference into such prospectus), are hereinafter referred to as the "Prospectus". Any registration statement (including any amendment or supplement thereto or information which is deemed to be a part thereof) filed by the Company under Rule 462(b) of the Act (a "Rule 462(b) Registration Statement") shall be deemed to be a part of the Registration Statement. If the Company elects to rely on Rule 434 under the Act, all references to the Prospectus shall be deemed to also include, without limitation, the form of prospectus and term sheet (a "Term Sheet"), taken together, provided to the Underwriters by the Company in reliance on Rule 434 under the Act (the "Rule 434 Prospectus"). All references in this Agreement to financial statements and schedules and other information which is "contained," "included," "described" or "stated" in the Registration Statement or the Prospectus (and all references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include, without limitation, even though not specifically stated, any document filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (the "Exchange Act") which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus after the effective date, as the case may be.

       2. AGREEMENTS TO SELL AND PURCHASE. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell, and each Underwriter agrees, severally and not jointly, to purchase from the Company the principal amount of Securities set forth opposite the name of such Underwriter in Schedule I hereto at 99.345% of the principal amount thereof (excluding the premium payment of $14.7 million to the Company by J.P. Morgan Securities Inc. pursuant to the Remarketing Agreement) (the "Purchase Price") plus accrued interest thereon, if any, from July 17, 1998 to the date of payment and delivery.

       3. TERMS OF PUBLIC OFFERING. The Company is advised by you that the Underwriters propose (i) to make a public offering of their respective portions of the Securities as soon after the effective date of the Registration Statement as in your judgment is advisable and (ii) initially to offer the Securities upon the terms set forth in the Prospectus.

       4. DELIVERY AND PAYMENT. Delivery to the Underwriters of and payment for the Securities shall be made at 10:00 A.M., New York City time, on the third or fourth business day unless otherwise permitted by the Commission pursuant to Rule 15c6-1 of the Exchange Act (the "Closing Date") following the date of this Agreement at such place as you shall designate. The Closing Date and the location of delivery of and the form of payment for the Securities may be varied by agreement between you and the Company.

       The Securities shall be registered in such names and issued in such denominations as you shall request in writing not later than two full business days prior to the Closing Date. A global certificate for the Securities shall be made available to you for inspection not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date. A global certificate for the Securities in definitive form evidencing the Securities shall be delivered to you on the Closing Date with any transfer taxes thereon duly paid by the Company, for the respective accounts of the several Underwriters, against payment of the Purchase Price therefor by wire transfer in same day funds to an account specified by the Company.

       5.     AGREEMENTS OF THE COMPANY.  The Company agrees with you:

              (a) Immediately following the determination of the Purchase Price, to prepare, and file or transmit for filing with the Commission in accordance with Rule 424(b) of the Act, copies of a prospectus supplement relating to the Securities and containing all information required under the Act.

              (b) To advise you promptly and, if requested by you, to confirm such advice in writing, (i) when the Registration Statement has become effective and when any post-effective amendment to it becomes effective,
       (ii) of the receipt of comments from the Commission relating to the Registration Statement, (iii) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for such purposes, and (v) of the happening of any event during the period referred to in paragraph (e) below which makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time.

              (c) To furnish to you, without charge, five signed copies of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits, and to furnish to you and each Underwriter designated by you such number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits, as you may reasonably request.

              (d) Prior to the termination of the offering of Securities, not to (i) file any Rule 462(b) Registration Statement, (ii) file any amendment or supplement to the Registration Statement, (iii) file any document under the Exchange Act which shall be deemed to be incorporated by reference into the Prospectus, or (iv) make any amendment or supplement to the Prospectus (including the issuance or filing of any Term Sheet) of which you shall not previously have been advised or to which you shall reasonably object; and to prepare and file with the Commission, promptly upon your reasonable request, any Rule 462(b) Registration Statement, Term Sheet or amendment or supplement to the Registration Statement or the Prospectus which may be necessary or advisable in connection with the distribution of the Securities by you, and to use its best efforts to cause the same to become promptly effective.

              (e) From time to time for such period as in the opinion of counsel for the Underwriters a prospectus is required by law to be delivered in connection with sales by an Underwriter or a dealer, to furnish to each Underwriter and dealer as many copies of the Prospectus (and of any amendment or supplement to the Prospectus) as such Underwriter or dealer may reasonably request.

              (f) If during the period specified in paragraph (e) any event shall occur as a result of which, in the opinion of counsel for the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with any law, forthwith to prepare and file with the Commission an appropriate amendment or supplement to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with law, and to furnish to each Underwriter and to such dealers as you shall specify, such number of copies thereof as such Underwriter or dealers may reasonably request.

              (g) Prior to any public offering of the Securities, to cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Securities for offer and sale by the several Underwriters and by dealers under the state securities or Blue Sky laws of such jurisdictions as you may request, to continue such qualification in effect so long as required for distribution of the Securities and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification.

              (h) To mail and make generally available to its securityholders as soon as reasonably practicable an earnings statement covering a period of at least twelve months after the Closing Date (but in no event commencing later than 90 days after such date) which shall satisfy the provisions of Section 11(a) of the Act.

              (i) During the period of five years after the date of this Agreement, (i) to mail as soon as reasonably practicable after the end of each fiscal year to the record holders of its Securities a financial report of the Company and its subsidiaries on a consolidated basis (and a similar financial report of all unconsolidated subsidiaries, if any), all such financial reports to include a consolidated balance sheet, a consolidated statement of operations, a consolidated statement of cash flows and a consolidated statement of shareholders' equity as of the end of and for such fiscal year, together with comparable information as of the end of and for the preceding year, certified by independent certified public accountants, and (ii) to make generally available as soon as practicable after the end of each quarterly period (except for the last quarterly period of each fiscal year) to such holders, a consolidated balance sheet, a consolidated statement of operations and a consolidated statement of cash flows (and similar financial reports of all unconsolidated subsidiaries, if any) as of the end of and for such period, and for the period from the beginning of such year to the close of such quarterly period, together with comparable information for the corresponding periods of the preceding year.

              (j) During the period referred to in paragraph (i), to furnish to you as soon as available a copy of each report or other publicly available information of the Company mailed to the securityholders of the Company or filed with the Commission and such other publicly available information concerning the Company and its subsidiaries as you may reasonably request.

              (k) To pay all costs, expenses, fees and taxes incident to (i) the preparation, printing, filing and distribution under the Act of the Registration Statement (including financial statements and exhibits), each preliminary prospectus relating to the Securities and all amendments and supplements to any of them prior to or during the period specified in paragraph (e), (ii) the printing and delivery of the Prospectus and all amendments or supplements to it during the period specified in paragraph
       (e), (iii) the printing and delivery of this Agreement and the Senior Indenture, (iv) the registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of the several states (including in each case the fees and disbursements of counsel for the Underwriters relating to such registration or qualification and memoranda relating thereto), (v) the rating of the Securities by securities rating agencies or services, and (vi) furnishing such copies of the Registration Statement, the Prospectus and all amendments and supplements thereto as may be requested for use in connection with the offering or sale of the Securities by the Underwriters or by dealers to whom Securities may be sold.

              (l) To use its best efforts to maintain the listing of the Company's common stock, par value $0.01 per share (the "Common Stock") on the New York Stock Exchange for a period of five years after the effective date of the Registration Statement.

              (m) To use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Securities.

              (n) To use the net proceeds received by it from the sale of Securities in the manner specified in the Prospectus under "Use of Proceeds."

              (o) During the period beginning on the date hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or warrants to purchase debt securities of the Company (other than (i) the Securities or the Company's 7% Senior Notes due 2028 which are being offered concurrently pursuant to a separate Prospectus Supplement and (ii) commercial paper issued in the ordinary course of business), without your prior written consent.

       6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each Underwriter that:

              (a) The Company meets the requirements for use of Form S-3; the Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or have been threatened by the Commission.

              (b) At the time the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment to the Registration Statement became or becomes effective, on the date that any amendment or supplement to the Prospectus is filed with the Commission, and at the Closing Date, (i) each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Act and (iii) the Prospectus did not and does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph (b) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

              (c) Any term sheet or prospectus subject to completion provided by the Company to the Underwriters for use in connection with the offering and sale of the Securities pursuant to Rule 434 under the Act together are not materially different from the prospectus included in the

       Registration Statement (exclusive of any information deemed a part thereof by virtue of Rule 434(d)). The documents incorporated or deemed to be incorporated by reference in the Prospectus pursuant to Item 12 of Form S-3 under the Act, at the time they were, or hereafter are, filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act, and, when read together with other information in the Prospectus, at the time the Registration Statement became effective and as of the Closing Date, and during the period specified in Section 5(e), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

              (d) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, and each Rule 462(b) Registration Statement, if any, complied when so filed in all material respects with the Act; and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

              (e) Annex I is an accurate and complete list of all subsidiaries of the Company (the "Material Subsidiaries") which accounted for more than $21.5 million of revenues during the three months ended March 31, 1998 or which, as of March 31, 1998, had assets in excess of $151.8 million. The Company and each of its subsidiaries has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as it is currently being conducted and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

              (f) All of the outstanding shares of capital stock of, or other ownership interests in, each of the Company's subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and are owned by the Company, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature (other than liens created under the Credit Facility (as defined in the Registration Statement)).

              (g) All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights. Upon payment of the Purchase Price and delivery of certificates representing the Securities, each of the Underwriters will receive the Securities free and clear of all liens, security interests or encumbrances.

              (h) The Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Senior Indenture and delivered to the Underwriters against payment therefor as provided by this Agreement, will be entitled to the benefits of the Senior Indenture, and will be valid and binding obligations of the Company, enforceable in accordance with their terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited to equitable principles of general applicability.

              (i) Each of this Agreement and the Remarketing Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company enforceable in accordance with its terms (except as enforcement of rights to indemnity and contribution may be limited by applicable laws or principles of public policy and subject to the qualifications that the enforceability of the Company's obligations may be limited by bankruptcy, insolvency, reorganization, or other laws relating to or affecting creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law).

              (j) The Senior Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

              (k) The Securities conform as to legal matters to the description thereof contained in the Prospectus.

              (l) Neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws or in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument material to the conduct of the business of the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which it or any of its subsidiaries or their respective properties are bound.

              (m) The execution, delivery and performance of this Agreement, the Remarketing Agreement, the Senior Indenture and the Securities and compliance by the Company with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not require any consent, approval, authorization or order of any court, regulatory body, administrative agency or other governmental body (except such as may be required under the securities or Blue Sky laws of the various states or jurisdictions outside the United States) and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company or any of its subsidiaries or any agreement, indenture or other instrument to which it or any of its subsidiaries is a party or by which it or any of its subsidiaries or their respective properties are bound, or violate or conflict with any laws, administrative regulations or rulings or court decrees applicable to the Company, any of its subsidiaries or their respective properties.

              (n) Except as otherwise set forth in the Prospectus, there are no material legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any of their respective properties are the subject, and, to the Company's knowledge, no such proceedings are threatened or contemplated. No material development has occurred with respect to the legal proceedings described in the Registration Statement. No contract or document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement is not so described or filed as required.

              (o) Neither the Company nor any of its subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), nor any federal or state law relating to discrimination in the hiring, promotion or pay of employees nor any applicable federal or state wages and hours laws, nor any provisions of the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder, which in each case might result in any material adverse change in the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

              (p) The Company and each of its subsidiaries has such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("permits"), including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease and operate its respective properties and to conduct its business as currently being conducted and as the Company expects it to be conducted except where the failure to have such permits would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; the Company and each of its subsidiaries has fulfilled and performed all of its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit; and, except as described in the Prospectus, such permits contain no restrictions that are materially burdensome to the Company or any of its subsidiaries.

              (q) In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, except to the extent properly accrued for in the Company's financial statements, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

              (r) Except as otherwise set forth in the Prospectus or such as are not material to the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, the Company and each of its subsidiaries has good and marketable title, free and clear of all liens, claims, encumbrances and restrictions, except liens for taxes not yet due and payable, to all property and assets described in the Registration Statement as being owned by it. All leases to which the Company or any of its subsidiaries is a party are valid and binding and no default has occurred or is continuing thereunder that might result in any material adverse change in the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, and the Company and its subsidiaries enjoy peaceful and undisturbed possession under all such leases to which any of them is a party as lessee with such exceptions as do not materially interfere with the use made by the Company or such subsidiary.

              (s) The Company and each of its subsidiaries maintains insurance as is customary in the industry.

              (t) PricewaterhouseCoopers LLP are independent public accountants with respect to the Company and Arthur Andersen LLP are independent public accountants with respect to Waste Management, Inc. ("Waste Management") as required by the Act.

              (u) The financial statements, together with related schedules and notes, forming part of the Registration Statement and the Prospectus (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and changes in financial position of the Company and its subsidiaries and Waste Management on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) is, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company and its subsidiaries and Waste Management. No other financial statements or schedules are required by the Act or the Exchange Act to be included in the Registration Statement or the Prospectus.

              (v) The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

              (w) No holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company because of the filing of the Registration Statement, which has not been waived.

              (x) There are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or liens related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of, or other ownership interest in, the Company or any subsidiary thereof except as otherwise disclosed in the Registration Statement or Prospectus.

              (y) Except as disclosed in the Prospectus, there are no business relationships or related party transactions required to be disclosed therein by Item 404 of Regulation S-K of the Commission.

              (z) There is (i) no significant unfair labor practice complaint pending against the Company or any of its subsidiaries or, to the knowledge of the Company, threatened against any of them, before the National Labor Relations Board or any state or local labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of its subsidiaries or, to the Company's knowledge, threatened against any of them, and (ii) no significant strike, labor dispute, slowdown or stoppage pending against the Company or any of its subsidiaries or, to the Company's knowledge, threatened against it or any of its subsidiaries except for such actions specified in clause (i) or (ii) above, which, singly or in the aggregate could not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

              (aa) The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

              (bb) All material tax returns required to be filed by the Company and each of its subsidiaries in any jurisdiction have been filed, other than those filings being contested in good faith, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due pursuant to such returns or pursuant to any assessment received by the Company or any of its subsidiaries have been paid, other than those being contested in good faith and for which adequate reserves have been provided.

              (cc) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to the Closing Date, (i) there has not been and will not have been, except as set forth in or as contemplated by the Registration Statement and the Prospectus any change in the capitalization, long term or short term debt or in the capital stock or equity of the Company or any of its subsidiaries, (ii) neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, nor has it entered into any material transactions other than pursuant to this Agreement, and the transactions referred to herein, or as contemplated in the Prospectus, and (iii) there has not been any material adverse effect, or any development involving a prospective material adverse effect, in or affecting the general affairs, management, financial position, shareholders' equity (or, with respect to partnership subsidiaries, partnership capital), net worth or results of operations of the Company and its subsidiaries, taken as a whole.

              (dd) The Company and its affiliates have not taken, and will not take, directly or indirectly, any action designed to, or which might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities pursuant to the distribution contemplated by this Agreement, and other than as permitted by the Act, the Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Securities.

Any certificate or other document signed by any officer or authorized representative of the Company and delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty of the Company to each Underwriter as to the matters covered thereby.

       7.     INDEMNIFICATION.

              (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each an "Underwriter Indemnified Party" and collectively the "Underwriter Indemnified Parties"), from and against any and all losses, claims, damages, liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished in writing to the Company by or on behalf of any Underwriter through you expressly for use therein.

              (b) The indemnity agreement contained in paragraph 7(a), with respect to any preliminary prospectus, shall not inure to the benefit of any Underwriter to the extent that any loss, claim, damage or liability results from the fact that a copy of the Prospectus (not including documents incorporated by reference therein) was not sent or given by or on behalf of such Underwriter to the person asserting any such loss, claim, damage or liability to the extent that the Prospectus would have cured the defect giving rise to such loss, claim, damage, liability or judgment if such Underwriter shall have been provided with the number of copies of the Prospectus requested by such Underwriter and it is judicially determined that such delivery was required under the Act and was not so made.

              (c) In case any action shall be brought against any Underwriter Indemnified Party, based upon any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto and with respect to which indemnity may be sought against the Company, such Underwriter Indemnified Party shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Underwriter Indemnified Party and payment of all fees and expenses. Any Underwriter Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter Indemnified Party unless (i) the employment of such counsel has been specifically authorized in writing by the Company, (ii) the Company shall have failed to assume the defense and employ counsel reasonably satisfactory to such Underwriter Indemnified Party, or (iii) the named parties to any such action (including any impleaded parties) include both such Underwriter Indemnified Party and the Company and such Underwriter Indemnified Party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company (in which case the Company shall not have the right to assume the defense of such action on behalf of such Underwriter Indemnified Party, it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such Underwriter Indemnified Parties, which firm shall be designated in writing by Donaldson, Lufkin & Jenrette Securities Corporation and that all such fees and expenses shall be reimbursed as they are incurred).
       The Company shall not be liable for any settlement of any such action effected without its written consent, but if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless any Underwriter Indemnified Party from and against any loss or liability by reason of such settlement. Notwithstanding the immediately preceding sentence, if in any case where the fees and expenses of counsel are at the expense of the Company and an Underwriter Indemnified Party shall have requested the Company to reimburse the Underwriter Indemnified Party for such fees and expenses of counsel as incurred, the Company agrees that it shall be liable for any settlement of any action effected without its written consent if (i) such settlement is entered into more than forty business days after the receipt by the Company of the aforesaid request and (ii) the Company shall have failed to reimburse the Underwriter Indemnified Party in accordance with such request for reimbursement prior to the date of such settlement. The Company shall not, without the prior written consent of the Underwriter Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Underwriter Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Underwriter Indemnified Party, unless such settlement includes an unconditional release of such Underwriter Indemnified Party from all liability on claims that are the subject matter of such proceeding.

              (d) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, and any person controlling the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each a "Company Indemnified Party," collectively the "Company Indemnified Parties" and together with the Underwriter Indemnified Parties, an "Indemnified Party" or the "Indemnified Parties"), to the same extent as the foregoing indemnity from the Company to each Underwriter Indemnified Party but only with reference to information relating to such Underwriter furnished in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, the Prospectus or any preliminary prospectus. In case any action shall be brought against a Company Indemnified Party based on the Registration Statement, the Prospectus or any preliminary prospectus and in respect of which indemnity may be sought against any Underwriter, the Underwriter shall have the rights and duties given to the Company (except that if the Company shall have assumed the defense thereof, such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), and the Company Indemnified Party shall have the rights and duties given to the Underwriter, by Section 7(c) hereof.

              (e) If the indemnification provided for in this Section 7 is unavailable to an Indemnified Party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriters, bear to the total price to the public of the Securities, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

              The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 7(e) are several in proportion to the respective principal amount of Securities purchased by each of the Underwriters hereunder and not joint.

              (f) The Company hereby designates CT Corporation Systems, Inc., 1633 Broadway, New York, New York 10019, (a Delaware corporation) as its authorized agent, upon which process may be served in any action, suit or proceeding which may be instituted in any state or federal court in the State of New York by any Underwriter or person controlling an Underwriter asserting a claim for indemnification or contribution under or pursuant to this Section 7, and the Company will accept the jurisdiction of such court in such action, and waives, to the fullest extent permitted by applicable law, any defense based upon lack of personal jurisdiction or venue. A copy of any such process shall be sent or given to the Company, at the address for notices specified in Section 10 hereof.

       8. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The several obligations of the Underwriters under this Agreement are subject to the satisfaction of each of the following conditions:

              (a) All the representations and warranties of the Company contained in this Agreement shall be true and correct on the date hereof and on the Closing Date with the same force and effect as if made on and as of such dates.

              (b) The Registration Statement shall have become effective not later than 5:00 P.M., (and in the case of a Registration Statement filed under 462(b) of the Act, not later than 10:00 P.M.) New York City time, on the date of this Agreement or at such later date and time as you may approve in writing, and at the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or contemplated by the Commission.

              (c) (i) Since the date of the latest balance sheet included in the Registration Statement and the Prospectus, there shall not have been any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, affairs or business prospects, whether or not arising in the ordinary course of business, of the Company, (ii) since the date of the latest balance sheet included in the Registration Statement and the Prospectus there shall not have been any change, or any development involving a prospective material adverse change, in the capital stock or in the long-term debt of the Company from that set forth in the Registration Statement and Prospectus, (iii) the Company and its subsidiaries shall have no liability or obligation, direct or contingent, which is material to the Company and its subsidiaries, taken as a whole, other than those reflected in the Registration Statement and the Prospectus and (iv) on the Closing Date you shall have received a certificate dated the Closing Date, signed by Earl E. DeFrates and Ronald
       H. Jones, in their respective capacities as Chief Financial Officer and Treasurer of the Company, confirming the matters set forth in paragraphs
       (a), (b), and (c) of this Section 8.

              (d) You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Underwriters), dated the Closing Date of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P., counsel for the Company, to the effect that:

                     (i) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority required to carry on its business as it is currently being conducted and to own, lease and operate its properties;

                     (ii) the Securities have been duly authorized, and when executed and authenticated in accordance with the provisions of the Senior Indenture and delivered to the Underwriters against payment therefor as provided by this Agreement, will be entitled to the benefits of the Senior Indenture and will be valid and binding obligations of the Company enforceable in accordance with their terms except as (a) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (b) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability;

                     (iii) each of this Agreement and the Remarketing Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company enforceable in accordance with its terms (except as enforcement of rights to indemnity and contribution may be limited under applicable laws or principles of public policy and subject to the qualifications that the enforceability of the Company's obligations may be limited by bankruptcy, insolvency, reorganization, or other laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law));

                     (iv) the Senior Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms except as (a) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (b) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability;

                     (v) the Registration Statement has become effective under the Act, no stop order suspending its effectiveness has been issued and no proceedings for that purpose are, to the knowledge of such counsel, pending before or contemplated by the Commission;

                     (vi) the statements under the captions "Description of Notes" and "Description of Debt Securities" in the Prospectus and
              Item 15 of Part II of the Registration Statement, insofar as such statements constitute a summary of legal matters or documents referred to therein, fairly present the information called for with respect to such legal matters or documents;

                     (vii) the execution, delivery and performance of this Agreement, the Remarketing Agreement, the Senior Indenture and the Securities by the Company, compliance by the Company with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except such as may be required under the Act or other securities or Blue Sky laws) and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company;

                     (viii) the Company is not an "investment company" or a
              company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

                     (ix) the Registration Statement, the Prospectus, any supplement or amendment thereto and each document filed pursuant to the Exchange Act and incorporated or deemed to be incorporated by reference in the Prospectus (except for financial statements, financial and statistical information contained therein as to which no opinion need be expressed) comply as to form in all material respects with the Act;

              (e) You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Underwriters), dated the Closing Date, of Gregory T. Sangalis, General Counsel to the Company, to the effect that:

                     (i) each of the Company's Material Subsidiaries has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority required to carry on its business as it is currently being conducted and to own, lease and operate its properties;

                     (ii) the Company and each of its Material Subsidiaries is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                     (iii) all of the outstanding shares of capital stock of, or other ownership interests in, each of the Company's subsidiaries have been duly and validly authorized and issued and are fully paid and non-assessable, and are owned by the Company, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature (other than liens created under the Credit Facility);

                     (iv) all of the outstanding shares of Common Stock of the Company have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any statutory preemptive rights or, to the knowledge of such counsel, any other similar rights;

                     (v) neither the Company nor any of its Material Subsidiaries is in violation of its respective charter or by-laws and, to the best of such counsel's knowledge after due inquiry, neither the Company nor any of its Material Subsidiaries is in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument material to the conduct of the business of the Company and its subsidiaries, taken as a whole, to which the Company or any of its Material Subsidiaries is a party or by which it or any of its subsidiaries or their respective properties are bound;

                     (vi) the execution, delivery and performance of this Agreement, the Remarketing Agreement the Senior Indenture and the Securities by the Company, compliance by the Company with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of any of the Company's Material Subsidiaries or any agreement, indenture or other instrument to which the Company or any of its Material Subsidiaries is a party or by which the Company or any of its Material Subsidiaries or their respective properties are bound, or violate or conflict with any laws, administrative regulations or rulings or court decrees applicable to the Company or any of its subsidiaries or their respective properties;

                     (vii) to such counsel's knowledge there are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of their respective properties are subject which is required to be described in the Registration Statement or the Prospectus and is not so described, or of any contract or other document which is required to be described in the Registration Statement or the Prospectus or is required to be filed as an exhibit to the Registration Statement which is not described or filed as required; such counsel does not have any reason to believe that the description of litigation in the Prospectus is not accurate and complete in all material respects;

                     (viii) to such counsel's knowledge, except as described in the Prospectus, neither the Company nor any of its subsidiaries has violated any Environmental Laws, nor any federal or state law relating to discrimination in the hiring, promotion or pay of employees nor any applicable federal or state wages and hours laws, nor any provisions of the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder, which in each case might result in any material adverse change in the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole;

                     (ix) to such counsel's knowledge, the Company and each of its subsidiaries has such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("permits"), including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease and operate its respective properties and to conduct its business in the manner described in the Prospectus except where the failure to have such permits would not have a material adverse effect on the Company and its subsidiaries taken as a whole; to such counsel's knowledge, the Company and each of its subsidiaries has fulfilled and performed all of its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit, subject in each case to such qualification as may be set forth in the Prospectus; and, except as described in the Prospectus, such permits contain no restrictions that are materially burdensome to the Company or any of its subsidiaries;

                     (x) to such counsel's knowledge, no holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company as a result of filing the Registration Statement, which have not been waived;

                     (xi) such counsel believes that (except for financial statements, financial and statistical information contained therein, as aforesaid and except for that part of the Registration Statement that constitutes the Form T-1) the Registration Statement and the prospectus included therein at the time the Registration Statement became effective (including the documents incorporated by reference therein) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that the Prospectus, as amended or supplemented, if applicable (except for financial statements, and financial and statistical information, as aforesaid) did not, as of its date, and does not, as of the Closing Date, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                     (xii) all descriptions in the Prospectus of statutes, regulations or legal or governmental proceedings in all material respects are accurate and fairly present the information required to be shown;

              The opinion of Liddell, Sapp, Zivley, Hill & LaBoon, L. L.P. referred to in subsection (d) above shall contain a statement that such counsel believes that (except for financial statements and financial and statistical information contained therein, as aforesaid and except for that part of the Registration Statement that constitutes the Form T-1), the Registration Statement and the prospectus included therein at the time the Registration Statement became effective (including the documents incorporated by reference therein) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that the Prospectus, as amended or supplemented, if applicable (except for financial statements and financial and statistical information, as aforesaid) did not, as of its date, and does not, as of the Closing Date, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
       In making such statement, Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P. may state that its opinions and beliefs are based upon its participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified.

              In giving the opinions described in clause (d) and (e) above, such counsel may rely as to factual matters on information set forth in certificates of the Company or public officials.

              The opinions of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P. and Gregory T. Sangalis described in paragraphs (d) and (e) above shall be rendered to you at the request of the Company and shall so state therein.

              (f) You shall have received on the Closing Date an opinion, dated the Closing Date, of McDermott, Will & Emery, counsel for the Underwriters, in form and substance satisfactory to you.

              (g) You shall have received letters on and as of the Closing Date, in form and substance satisfactory to you, from PricewaterhouseCoopers LLP and Arthur Andersen LLP, independent public accountants to the Company and Waste Management, respectively, with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; the letters to be delivered on the Closing Date being substantially in the form and substance of the letters delivered to you by PricewaterhouseCoopers LLP and Arthur Andersen LLP, respectively, on the date of this Agreement.

              (h) The Company shall not have failed at or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company at or prior to the Closing Date.

              (i) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have been any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating or outlook accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Act.

       9. EFFECTIVE DATE OF AGREEMENT AND TERMINATION. This Agreement shall become effective upon the later of (i) execution of this Agreement and (ii) when notification of the effectiveness of the Registration Statement has been released by the Commission.

       This Agreement may be terminated at any time prior to the Closing Date by you by written notice to the Company if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any adverse change or development involving a prospective adverse change in the condition, financial or otherwise, of the Company or any of its subsidiaries or the earnings, affairs, or business prospects of the Company or any of its subsidiaries, whether or not arising in the ordinary course of business, which would, in your judgment, make it impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus, (ii) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in your judgment, is material and adverse and would, in your judgment, make it impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus, (iii) the suspension or material limitation of trading in securities on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market System or limitation on prices for securities on any such exchange or National Market System, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects, or will materially and adversely affect, the business or operations of the Company or any Subsidiary, (v) the declaration of a banking moratorium by either federal or New York State authorities,

(vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the financial markets in the United States or
(vii) the suspension or material limitation of trading in the Company's securities on the New York Stock Exchange or limitation on prices for the Company's securities on such exchange.

       If on the Closing Date any one or more of the Underwriters shall fail or refuse to purchase the Securities which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase is not more than one-tenth of the total principal amount of the Securities to be purchased on such date by all Underwriters, each non-defaulting Underwriter shall be obligated severally, in the proportion which the principal amount of Securities set forth opposite its name in Schedule I bears to the total principal amount of Securities which all the non-defaulting Underwriters, as the case may be, have agreed to purchase, or in such other proportion as you may specify, to purchase the Securities which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities which any Underwriter has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 9 by an amount in excess of one-ninth of such principal amount of Securities, without the written consent of such Underwriter. If on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Securities and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on such date by all Underwriters and arrangements satisfactory to you and the Company for purchase of such Securities are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter and the Company. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of any such Underwriter under this Agreement.

       10. MISCELLANEOUS. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (a) if to the Company, to USA Waste Services, Inc., 1001 Fannin Street, Suite 4000, Houston, Texas 77002 and (b) if to any Underwriter or to you, to you c/o Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172, Attention: Corporate Bond Syndicate Department, or in any case to such other address as the person to be notified may have requested in writing.

       The respective indemnities, contribution agreements, representations, warranties and other statements of the Company, its officers and directors and of the several Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Securities, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter or by or on behalf of the Company, the officers or directors of the Company or any controlling person of the Company, (ii) acceptance of the Securities and payment for them hereunder and (iii) termination of this Agreement.

       If this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company agrees to reimburse the several Underwriters for all out-of-pocket expenses (including the fees and disbursements of counsel) reasonably incurred by them.

       Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Underwriters, any controlling persons referred to herein and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement.
The term "successors and assigns" shall not include a purchaser of any of the Securities from any of the several Underwriters merely because of such purchase.

       This Agreement shall be governed and construed in accordance with the laws of the State of New York.

       This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.





                        [The next page is the signature page.]

       Please confirm that the foregoing correctly sets forth the agreement between the Company and the several Underwriters.

                                          Very truly yours,

                                          USA WASTE SERVICES, INC.



                                          By: /s/ Ronald H. Jones
                                             --------------------------------
                                              Ronald H. Jones
                                              Vice President and Treasurer


DONALDSON, LUFKIN & JENRETTE
 SECURITIES CORPORATION
J.P. MORGAN SECURITIES INC.
BANCAMERICA ROBERTSON STEPHENS
CHASE SECURITIES INC.
DEUTSCHE BANK SECURITIES

By: DONALDSON, LUFKIN & JENRETTE
     SECURITIES CORPORATION



By: /s/ Mark A. Pytosh
   ---------------------------------

                                      SCHEDULE I

                                                            PRINCIPAL AMOUNT OF
                                                                 SECURITIES
                      UNDERWRITERS                            TO BE PURCHASED
                      ------------                          -------------------
Donaldson, Lufkin & Jenrette Securities Corporation           $ 120,000,000
J.P. Morgan Securities Inc.                                     120,000,000
BancAmerica Robertson Stephens                                  120,000,000
Chase Securities Inc.                                           120,000,000
Deutsche Bank Securities.                                       120,000,000
                                                              -------------
          TOTAL                                               $ 600,000,000

                                    ANNEX I

                             MATERIAL SUBSIDIARIES



                                                       STATE OF
NO.                 SUBSIDIARY                       INCORPORATION

1      Chambers Development Company, Inc.              Delaware

2      United Waste Systems, Inc.                      Delaware

3      Envirofil, Inc.                                 Delaware

4      Sanifill, Inc.                                  Delaware

5      Western Waste Services, Inc.                   California

6      Canadian Waste Services, Inc.                Ontario, Canada

7      Quebec Waste Services, Inc.                  Quebec, Canada